UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 9, 2006

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Building B
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

ITEM 8.01. OTHER EVENTS

On January 9, 2006, the Company completed the calculation of equipment abandoned or disposed by the Company, of approximately $144,500 in capital assets, the majority of which had been fully depreciated and had no book or salvage value. The discarded or abandoned assets will result in the Company recording a Loss on Disposal of Assets in the amount of approximately $18,000 for the year ending December 31, 2005.

The assets abandoned or disposed included leasehold improvements made to the Company’s previous facility; as well as outdated software, computer, furniture, dies/molds and test equipment no longer employed or usable in the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ JON CORREIO

By: Jon Correio
Vice President, Finance and Administration
Date: January 12, 2006